EXHIBIT 10.4
                     Employment Agreement of Sally A. Fonner

                              EMPLOYMENT AGREEMENT

         This Employment Agreement is made and entered into between Win or Lose Acquisition Corporation., a Delaware corporation, having a place of business at 1268 Bayshore Boulevard, Dunedin, Florida 33698 (the "Company") and Sally A. Fonner an individual having her principal residence at 1268 Bayshore Boulevard, Dunedin, Florida 33698 (the "Employee").

         WHEREAS, the Company is a "blank check company" that has been organized for the purpose of conducting a public offering of securities and then negotiating a business combination with an unidentified privately held company; and

         WHEREAS, the Employee has previously served as the sole officer and director of five inactive and insolvent public shells that ultimately engaged in business combination transactions with privately held companies; and

         WHEREAS, the Employee is the sole officer, director and stockholder of Capston Network Company, a Delaware corporation that entered into an "Administration and Marketing Agreement" with the Company on December 20, 2000 which was subsequently amended by an "Administration Agreement" dated July 16, 2001; and

         WHEREAS, the Employee has served as the Company's president and as the administrative manager of its business affairs since December 20, 2000; and

         WHEREAS, the Company and Capston are desirous of terminating the Administration Agreement and the Company is desirous of making appropriate long-term arrangements for the management of its business affairs; and

         WHEREAS, the Company is desirous of retaining the Employee to perform certain executive and administrative functions on the conditions set forth herein for the entire term of this Agreement, and

         WHEREAS, in such capacity, the Employee will develop or have access to all of the business methods and confidential information relating to the Company and its business activities, its operational and financial matters, its contemplated property acquisition plans, its personnel training and development programs and its industry relationships.

         NOW THEREFORE, in consideration of the promises and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. Employee Representations and Warranties. The Employee represents and warrants to the Company as follows:

       (a) She is free to accept employment hereunder and has no prior or other obligations or commitments of any kind to anyone that would in any way hinder or interfere with her acceptance of, or the full, uninhibited and faithful performance of her duties under the terms of this Agreement, or the exercise of her best efforts as an executive officer of the Company;

       (b) She is the sole officer, director and stockholder of Capston Network Company and in such capacity has all necessary corporate authority to agree to the termination of the Administration Agreement on the terms set forth herein;

       (c) The termination of the Administration Agreement on the terms set forth herein has been approved by all necessary corporate action and such termination will not constitute a breach under any agreements to which the Employee or Capston is a party or otherwise give rise to any third-party claims against the Employee, Capston or the Company.
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         2. Termination of Administration Agreement. The "Administration and
Marketing Agreement" between Capston and the Company dated December 20, 2000, as amended by the "Administration Agreement" dated July 16, 2001, is hereby terminated in its entirety. In full and final settlement of the rights to compensation specified in Article I of the Administration Agreement, the Company's founders, John L. Petersen, Mark R. Dolan and Rachel A. Fefer have each transferred to Sally A. Fonner, the individual designee of Capston, 125,000 shares of the Company's $0.001 par value common stock currently held by them. It is acknowledged by the parties that the original cash purchase price of such shares was $0.03 per share and that the aggregate cost of the shares transferred to Ms. Fonner is $11,250, an amount which constitutes full and fair compensation for the facilities provided and the services rendered the date of the original Administration and Marketing Agreement and the date of this agreement.

         3. Employment and Duties. The Company shall employ the Employee as its President, or in such other comparable executive capacity as the Board of Directors of the Company shall specify from time to time. The Employee's initial responsibilities shall include all of the duties and responsibilities of the President as described in the By-laws of the Company, as the same may be amended from time to time. Subject at all times to the supervision, direction and control of the Company's board of directors, the Employee shall have all necessary power and authority to (a) provide office facilities for the Company;
(b) administer the day-to-day operations of the Company during its search for an acquisition Target; and (c) administer the accounting and reporting functions during its search for an acquisition Target. In connection with the foregoing, the Employee shall have all requisite power and authority to:

       (a) Administer all of the Company's existing and proposed operations in accordance with applicable law and the provisions of this Agreement;

       (b) Administer all of the Company's existing and proposed operations in a good and workmanlike manner;

       (c) Keep the board of directors informed with respect to all matters that they are entitled to know under applicable law and such additional matters she deems to be important under the circumstances;

       (d) Keep the stockholders informed of all matters that they are entitled to know under applicable law and all additional matters she deems to be important under the circumstances;

       (e) Keep the Company's properties, if any, free from all liens and encumbrances occasioned by the operations contemplated hereby;

       (f) Retain at the sole cost, risk and expense of the Company, such employees, experts and consultants as may be necessary or desirable under the circumstances;

       (g) Maintain complete, correct and accurate books, records and accounts and furnish periodic reports to the board of directors in such detail as may be reasonably required to permit the Company to fully discharge its reporting obligations under the Exchange Act and other applicable law; and

       (h) Make all information concerning the Company available for inspection by the board of directors, and the duly authorized representatives of the stockholders.

In addition, the Employee shall, from time to time, perform such other functions and duties in connection with the business of the Company as the board of directors may entrust or delegate to her.

         4. Conduct of Employee. During the entire Term of this Agreement, the Employee shall devote as much time, effort, skill and attention to the affairs of the Company as may be reasonably required under the circumstances. The Employee will use her best efforts to promote the interests of the Company, and will discharge her responsibilities in a diligent and faithful manner, consistent with sound business practices. In furtherance of the foregoing:

       (a) The Employee represents that her employment by the Company will not conflict with any obligations which she has to any other person, firm or entity. The Employee specifically represents that she has not brought to the Company (during the period before the signing of this Agreement) and she will not bring to the Company any materials or documents of a former or present employer, or any confidential information or property of any other person, firm or entity.

       (b) The Employee shall not, without disclosure to and approval of the Board of Directors of the Company, directly or indirectly, assist or have an active interest in (whether as a principal, stockholder, lender, employee, officer, director, partner, consultant or otherwise) in any person, firm, partnership, association, corporation or business organization, entity or enterprise that competes with or is engaged in a business which is substantially similar to the business of the Company except that ownership of not more than 5% of the outstanding securities of any class of any publicly-held corporation shall not be deemed a violation of this sub-paragraph 4(b).

       (c) The Employee shall promptly disclose to the directors of the Company, in accordance with the Company's policies, full information concerning any interests, direct or indirect, she holds (whether as a principal, stockholder, lender, Employee, director, officer, partner, consultant or otherwise) in any business which, as reasonably known to the Employee purchases or provides services or products to, the Company or any of its subsidiaries, provided that the Employee need not disclose any such interest resulting from ownership of not more than 5% of the outstanding securities of any class of any publicly-held corporation.

       (d) The Employee shall not disclose to any person or entity (other than to the Company's Board of Directors or to others as required, in her judgment, in the due performance of her duties under this Agreement) any confidential or secret information with respect to the business or affairs of the Company, or any of its subsidiaries or affiliates.

         Nothing in this Agreement shall be deemed to preclude the Employee from participating in other business opportunities if and to the extent that (i) such business opportunities are not directly competitive with or similar to the business of the Company, and (ii) the Employee's activities with respect to such opportunities do not have a material adverse effect on the performance of the Employee's duties hereunder.

         5.       Conditions of Employment.

       (a) Term of Employment. Unless terminated earlier in accordance with the provisions of this Agreement, the Company will employ the Employee for a period commencing on the effective date of its registration statement under the Securities Act of 1933 and terminating 17 months thereafter (the "Term"). Thereafter, this Agreement shall be renewable on such reasonable terms and for such periods as may be negotiated between the Employee and the Company.

       (b) Place of Employment. The Employee shall work for the Company from her office in Dunedin, Florida. All expenses associated with the overhead, operation and maintenance of the Employee's office, including the cost of any required support staff, shall be paid by the Employee from her own funds. The Employee shall not be required during the Term of this Agreement to relocate from Dunedin, Florida to any other business location maintained by the Company although the Employee expressly agrees that regular travel shall be necessary as part of her duties.

       (c) Ownership of Company Records and Reports. The Employee shall not, except in the performance of her duties hereunder, at any time or in any manner make or cause to be made any copies, pictures, duplicates, facsimiles, or other reproductions or recordings or any abstracts or summaries of any reports, studies, memoranda, correspondence, manuals, records, plans or other written or otherwise recorded materials of any kind whatever belonging to or in the possession of the Company, or of any subsidiary or affiliate of the Company, including but not limited to materials describing or in any way relating to the Company's business activities, its target evaluation and selection methods, its operational and financial matters, its contemplated acquisition plans, its personnel training and development programs and its industry relationships. The Employee shall have no right, title or interest in any such material, and the Employee agrees that, except in the performance of her duties hereunder, she will not, without the prior written consent of the Company remove any such material from any premises of the Company, or any subsidiary or affiliate of the Company, and immediately upon the termination of her employment for any reason whatsoever Employee shall return to the Company all such material in her possession.

       (d) Company's Trade Secrets. Without the prior written consent of the Company, the Employee shall not at any time (whether during or after her employment with the Company) use for her own benefit or purposes or for the benefit or purposes of any other person, firm, partnership, association, corporation or business organization, entity or enterprise, or disclose in any manner to any person, firm, partnership association, corporation or business organization, entity or enterprise, except in the performance of her duties hereunder, any trade secrets, or any information data, know-how or knowledge constituting trade secrets belonging to, or relating to the affairs of the Company, or any subsidiary, former subsidiary, or affiliate of the Company.

         6. Compensation. The Company shall compensate the Employee for all services to be rendered by her during the Term as follows:

       (a) The Employee shall receive a fixed fee of $1,000 per month during the initial term of this Agreement. Thereafter, the Executive's Salary shall be reviewed on an annual basis and the amount of such Salary shall be subject to renegotiation on the basis of the performance of the Executive and the performance of the Company.

       (b) The Employee shall not directly or indirectly participate in any other or additional compensation plans unless the terms of such plans are fully described in a post effective amendment to the Company's registration statement.

       (c) The Employee shall not directly or indirectly participate in any medial/hospitalization insurance and group life insurance plans unless the terms of such insurance plans are fully described in a post effective amendment to the Company's registration statement.

       (d) During the Term of this Agreement, the Company will reimburse the Employee for all reasonable out-of-pocket business expenses incurred by her on behalf of the Company in the performance of her duties hereunder upon presentation of vouchers, receipts or other evidence of such expenses in accordance with the policies of the Company, and provided that the Employee shall incur no costs or expenses that exceed five hundred dollars without prior authorization of the board of directors.

       (e) Notwithstanding any other provision of this Agreement, it is agreed that the Employee shall be entitled to receive such incentive bonuses and other benefits as may be granted by the board of directors from time to time, but only if the terms the terms of such incentive bonuses and other benefits are fully described in a post effective amendment to the Company's registration statement.

         7.       Termination of Employment.

       (a) This Agreement and the compensation payable to Employee hereunder shall terminate and cease to accrue forthwith upon Employee's death.

       (b) The Employee's employment under the terms of this Agreement may be terminated by the Company at any time, with or without cause, upon written notice to the Employee;

       (c) If the Company terminates this Agreement without cause, the Employee shall be entitled to receive all of the cash compensation that would otherwise be payable to her during the initial term.

       (d) If the Company terminates this Agreement for cause, however, the Employee's right to receive additional compensation shall forthwith terminate.

       (e) As used herein, "cause" shall mean (i) any material failure by Employee to observe or perform her Agreements herein contained,
              (ii) any fraudulent or dishonest conduct in the performance of the Employee's duties and functions, (iii) any gross negligence or willful breach of the Employee's obligations under this Agreement,
              (iv) any intentional disregard of the policies and instructions established by the Board of Directors of the Company, or (v) any use of illegal or controlled substances.

       (f) The Employee's employment under the terms of this Agreement may be terminated by the Employee at any time, with or without cause, upon written notice to the Company. If the Employee terminates this Agreement without cause, however, the Employee's right to receive additional compensation shall forthwith terminate.

         8. Specific Performance. If any portion of this Agreement is found by a court of competent jurisdiction to be too broad to permit enforcement of such restriction to its full extent, then such restriction shall be enforced to the maximum extent permitted by law, and the Employee hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction. All provisions of this Agreement are severable, and the unenforceability or invalidity of any single provision hereof shall not affect any remaining provision. The Employee acknowledges and agrees that the Company's remedy at law for any breach of any of her obligations hereunder would be inadequate, and agrees and consents that temporary and permanent injunctive relief may be granted in any proceeding that may be brought to enforce any provision of this Agreement without the necessity of proof of actual damage and without any bond or other security being required. Such remedies shall not be exclusive and shall be in addition to any other remedy which the Company may have.

         9.       Miscellaneous.

       (a) The failure of a party to insist on any occasion upon strict adherence to any Term of this Agreement shall not be considered to be a waiver or deprive that party of the right thereafter to insist upon strict adherence to that Term or any other Term of this Agreement. Any waiver must be in writing.

       (b) All notices and other communications under this Agreement shall be in writing and shall be delivered personally or mailed by registered mail, return receipt requested, and shall be deemed given when so delivered or mailed, to a party at such address as a party may, from time to time, designate in writing to the other party.

       (c) This Agreement shall be assigned to and inure to the benefit of, and be binding upon, any successor to substantially all of the assets and business of the Company as a going concern, whether by merger, consolidation, liquidation or sale of substantially all of the assets of the Company or otherwise.

       (d) This Agreement constitutes the entire Agreement between the parties regarding the above matters, and each party acknowledges that there are no other written or verbal Agreements or understandings relating to such subject matter between the Employee and the Company or between the Employee and any other individuals or entities other than those set forth herein. No amendment to this Agreement shall be effective unless it is in writing and signed by both the parties hereto.

       (e) This Agreement shall be construed according to the laws of the State of Florida pertaining to Agreements formed and to be performed wholly within the State of Florida. In the event action be brought to enforce any provisions of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees as fixed by the court. The Employee represents and warrants that she has reviewed this Agreement in detail with her legal and other advisors, as she considers appropriate, and that she fully understands the consequences to her of its provisions. The Employee is relying on her own judgment and the judgment of her advisors with respect to this Agreement and she understands that the Company is making no representations to her concerning taxes or any other matters respecting this Agreement.

       (f) Any dispute between the parties to this Agreement shall be determined and settled by binding arbitration in Dunedin, Florida under the rules of the American Arbitration Association. Judgment on any award rendered by the arbitrators may be entered in any court having jurisdiction over the party adversely by such award.

       (g) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes hereof.

         IN WITNESS WHEREOF, the parties hereto have set their hands on this 28th day of December 2001.

       WIN OR LOSE ACQUISITION CORPORATION        SALLY A. FONNER





By:
       -------------------------------            ----------------------------
       Mark R. Dolan,
       Executive Vice President